EXHIBIT 99.3

NEWS RELEASE


Contact:

Gene G. Elam                                       Michael A. Steeves
Vice President, Finance and                        Director, Investor Relations
Chief Financial Officer                            (415) 983-8169
(415) 981-8150



                        HOMESTAKE REPORTS INTERIM RESULTS
                        FOLLOWING ACQUISITION OF PLUTONIC


         SAN FRANCISCO, CA - June 18, 1998 - Homestake Mining Company (NYSE: HM) today reported interim operating results for the one-month and five-month periods ended May 31, 1998. This summary financial information is the first to be published following the business combination with Plutonic Resources Limited on April 30, 1998, which was accounted for as a pooling of interests. The merger agreement between Homestake and Plutonic and pooling-of-interests accounting require publishing of results for at least thirty days of combined operations.

         Homestake recorded net losses of $9.2 million or $0.04 per share and $34.8 million or $0.16 per share during the one-month and five-month periods ended May 31, 1998, respectively. The month's results include $15 million of pretax foreign exchange losses, primarily unrealized noncash mark-to-market adjustments on the Company's foreign currency protection program. The five-month results include $20.7 million of pretax expenses relating to the business combination with Plutonic, $15.8 million of pretax foreign exchange losses and $8.9 million of pretax costs associated with the restructuring of the underground operations at the Homestake mine in South Dakota. Excluding the effects of these significant charges, Homestake recorded income before taxes and minority interests of $8 million and $23.9 million in the one-month and five-month periods ended May 31, 1998, respectively.

         Homestake's and Plutonic's combined operations have performed very well during 1998, producing 230,800 ounces of gold and gold equivalent at a total cash cost of $199 per ounce during the month of May and 1,094,900 ounces of gold and gold equivalent at a total cash cost of $207 per ounce during the five-month period ended May 31, 1998.

         A significant portion of the Company's operating costs is denominated in Australian and Canadian dollars. The Company's foreign currency protection program was established to mitigate the effects of a strengthening of either of these currencies by establishing ranges within which the United States dollar may be exchanged for



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


Australian and Canadian dollars. Australian and Canadian exchange rates have declined significantly since the Company entered into its current foreign exchange contracts and have caused the Company to record the noncash foreign exchange losses described above. If these currencies remain depressed throughout the life of the foreign currency contracts, at the time the contracts are settled, the Company will have realized an equal and offsetting benefit through lower reported US dollar operating costs.

         During June 1998, Homestake closed out one million ounces of the Australian dollar-denominated forward gold contracts which Plutonic had entered into prior to its acquisition by Homestake. The pretax gain of $5 million realized as a result of this action will be deferred and recorded in income as the originally designated production is delivered.

         Homestake Mining Company is an international gold mining company with substantial operations and exploration in the United States, Australia and Canada. Homestake also has active exploration programs in Latin America and in Eastern Europe, and development and/or evaluation projects in Chile and Bulgaria. It has received numerous industry environmental and safety awards for its responsible environmental, health and safety stewardships.



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


                    HOMESTAKE MINING COMPANY AND SUBSIDIARIES


                    Summarized Financial Results (Unaudited)
                    ($ in millions, except per share amounts)


                                                                   One Month                 Five Months
                                                                    Ended                       Ended
                                                                  May 31, 1998              May 31, 1998
                                                                  ------------              ------------
Revenues                                                           $      81.2               $   351.7

Expenses                                                           $      88.5               $   373.2

Loss before taxes and minority interests                           $      (7.3)              $   (21.5)

Net loss                                                           $      (9.2)              $   (34.8)

Net loss per share                                                 $     (0.04)              $   (0.16)

Average shares used in the computation (millions)                        211.1                   210.8






       Components of Loss Before Taxes and Minority Interests (Unaudited)
                            ($ in millions - pretax)

                                                                   One Month                 Five Months
                                                                    Ended                       Ended
                                                                  May 31, 1998              May 31, 1998
                                                                  ------------              ------------
Income before significant charges, taxes
     and minority interests                                       $    8.0                   $   23.9

Significant charges:
     Business combination costs                                        (.3)                     (20.7)
     Homestake mine restructuring costs                                  -                       (8.9)
     Foreign exchange losses                                         (15.0)                     (15.8)
                                                                  ---------                  ---------
     Total significant charges                                       (15.3)                     (45.4)
                                                                  ---------                  ---------
Loss before taxes and minority interests                          $   (7.3)                  $  (21.5)
                                                                  =========                  =========


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


                    HOMESTAKE MINING COMPANY AND SUBSIDIARIES


                      Summarized Balance Sheet (Unaudited)
                                 ($ in millions)



                                                                                 May 31, 1998
                                                                                --------------

Current assets                                                                    $      445.7
Noncurrent assets                                                                      1,092.8
                                                                                  ------------
Total assets                                                                      $    1,538.5
                                                                                  ============


Current liabilities                                                               $      151.1
Long-term liabilities                                                                    511.6
Deferred taxes                                                                           142.6
Minority interests                                                                       114.1
                                                                                  ------------
                                                                                         919.4

Shareholders' equity                                                                     619.1
                                                                                  ------------
Total liabilities and shareholders' equity                                        $    1,538.5
                                                                                  =============


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